EXHIBIT 99.1

JOINT FILER INFORMATION

Title of Non-Derivative Securities: Common Units

Issuer & Ticker Symbol: Vanguard Natural Resources, LLC (VNR)

Date of event requiring statement: September 22, 2008

☒ Check this box if no longer subject to Section 16.

Designated Filer:

Lehman Brothers Holdings Inc.

745 Seventh Avenue

New York, NY 10019

Other Joint Filer Information:

Lehman Brothers MLP Opportunity Associates L.L.C., a Delaware limited liability company, a direct subsidiary of the Reporting Person and general partner of Lehman Brothers Opportunity MLP Associates L.P.

399 Park Avenue

New York, NY 10022

Relationship of Joint Filer to Issuer: 10% Owner

Ownership Form: Indirect

Lehman Brothers MLP Opportunity Associates L.P., a Delaware limited partnership, and general partner of Lehman Brothers MLP Opportunity Fund L.P.

399 Park Avenue

New York, NY 10022

Relationship of Joint Filer to Issuer: 10% Owner

Ownership Form: Indirect

Lehman Brothers MLP Opportunity Fund L.P., a Delaware limited partnership

399 Park Avenue

New York, NY 10022

Relationship of Joint Filer to Issuer: 10% Owner

Ownership Form: Direct (See Footnote (2) of the Form 4)

Signature of Joint Filers:

LEHMAN BROTHERS MLP OPPORTUNITY ASSOCIATES L.L.C.

By:	/s/ Gwen J. Zeisler
Name: Gwen J. Zeisler Title: Attorney-in-fact

LEHMAN BROTHERS MLP OPPORTUNITY ASSOCIATES L.P.

By:	/s/ Gwen J. Zeisler
Name: Gwen J. Zeisler Title: Attorney-in-fact

LEHMAN BROTHERS MLP OPPORTUNITY FUND L.P.

By:	/s/ Gwen J. Zeisler
Name: Gwen J. Zeisler Title: Attorney-in-fact

Date: September 24, 2008